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                                EXHIBIT 23

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We hereby consent to the incorporation by reference and use of our report dated February 26, 1999 on the consolidated financial statements of Hastings Manufacturing Company and subsidiaries which appears on page 37 of this Form 10-K for the year ended December 31, 1998 in the previously filed S-8 registration statement (Registration No. 333-74489) for that company's Stock Option and Restricted Stock Plan of 1997.



/s/ BDO Seidman, LLP
BDO Seidman, LLP
Grand Rapids, Michigan
March 31, 1999